Exhibit 99.1
Toast Announces First Quarter 2025 Financial Results

Booked Applebee’s, Toast’s largest deal in company history
Added over 6,000 net new Locations in first quarter 2025
Annualized recurring run-rate (ARR) as of March 31, 2025 grew 31% to $1.7 billion
Net income was $56 million and Adjusted EBITDA was $133 million in first quarter

BOSTON, MA – May 8, 2025 – Toast (NYSE: TOST), the all-in-one digital technology platform built for restaurants, today reported financial results for the first quarter ended March 31, 2025.

“Toast kicked off the year with a fantastic first quarter - we added over 6,000 net new locations, grew our recurring gross profit streams1 37%, and delivered $133 million in Adjusted EBITDA,” said Toast CEO and Co-Founder Aman Narang. “We continue to see strong momentum across both our core business as well as our new verticals in international, retail, and enterprise including marquee wins in Applebee’s and Topgolf. We are starting to see our scale and data across our 140,000 locations help our customers be more successful, which sets us up well as we continue to build out the platform and scale globally.”

Financial Highlights for the First Quarter of 2025

•ARR as of March 31, 2025 was $1.7 billion, up 31% year over year.
•Total Locations increased 25% year over year to approximately 140,000.
•Gross Payment Volume (GPV) increased 22% year over year to $42.2 billion.
•GAAP subscription services and financial technology solutions gross profit was up 35% year over year to $394 million. Non-GAAP subscription services and financial technology solutions gross profit grew 37% year over year to $415 million.
•GAAP income from operations was $43 million in Q1 2025 compared to GAAP loss from operations of $(56) million in Q1 2024.
•GAAP net income was $56 million in Q1 2025 compared to GAAP net loss of $(83) million in Q1 2024. Adjusted EBITDA was $133 million in Q1 2025 compared to Adjusted EBITDA of $57 million in Q1 2024.
•Net cash provided by operating activities of $79 million and Free Cash Flow of $69 million in Q1 2025, compared to net cash used in operating activities of $(20) million and Free Cash Flow of $(33) million, respectively, in Q1 2024.

Percentages may not tie due to rounding. For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Key Business Metrics” and “Non-GAAP Financial Measures,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Outlook2

For the second quarter ending June 30, 2025, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $435 million to $445 million (26-29% growth compared to Q2 2024)
•Adjusted EBITDA in the range of $130 million to $140 million

For the full year ending December 31, 2025, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $1,775 million to $1,795 million (25-27% growth compared to 2024, up from 23-25% growth)
•Adjusted EBITDA in the range of $540 million to $560 million (up from $510 million to $530 million)

1 Toast considers Non-GAAP subscription services and financial technology solutions gross profit to be its recurring gross profit streams.
2 A reconciliation of these forward looking Non-GAAP measures to the corresponding GAAP measure is not available without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to the change in fair value of our warrant liability and stock-based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” in this press release.

Credit Facility Renewal
On May 6, 2025, Toast closed a $350 million revolving credit facility, amending and restating its previous $330 million facility established in 2021.

Recent Business Highlights

•Toast introduced ToastIQ, an intelligence engine to help customers drive more revenue, improve decisions, operate more efficiently, and provide a differentiated guest experience. Built natively into Toast’s end-to-end platform and fusing millions of transactions a day across Toast’s 140,000 locations with Toast’s deep hospitality expertise, the first ToastIQ service features—Menu Upsells, Shift at a Glance, and Digital Chits—are designed to enhance service while AI-Marketing Assistant and Advertising help simplify the process of attracting new guests and fostering long-term loyalty.
•Toast signed an agreement with Dine Brands Global, Inc. (NYSE: DIN), the parent company of Applebee's Neighborhood Grill + Bar®, IHOP®, and Fuzzy’s Taco Shop®, to implement Toast technology at Applebee’s locations in the U.S., representing Toast’s largest deal to-date.
•Toast recently signed an agreement with Topgolf, the leader in modern golf entertainment that pairs a “no golf knowledge needed” experience with a full-service restaurant and bar. Topgolf will implement Toast Enterprise Solutions across its venues in the United States.

Conference Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Thursday, May 8, 2025. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a comprehensive platform of software as a service (SaaS) products and financial technology solutions that give restaurants everything they need to run their business across point of sale, payments, operations, digital ordering and delivery, marketing and loyalty, and team management. We serve as the restaurant operating system, connecting front of house and back of house operations across service models including dine-in, takeout, delivery, catering, and retail. Toast helps restaurants streamline operations, increase revenue and deliver amazing guest experiences. For more information, visit www.toasttab.com.

Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions or growth; results of operations; cash flows; guidance on financial results for the second fiscal quarter and full year of 2025; statements about future operating results; the expectations of demand for Toast’s products and growth of its business; statements about new products and offerings and the benefits thereof; the growth rates in the markets in which Toast competes; Toast’s investments in technology and infrastructure; Toast’s ability to deliver innovative solutions; Toast’s ability to attract and retain customers and the commitments from its customers; financing plans; business strategy; operating plans; competitive positions; and growth opportunities for existing products.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in Toast’s Annual Report on Form 10-K for the year ended December 31, 2024, Toast’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue:
Subscription services	$209	$151
Financial technology solutions	1,082	873
Hardware and professional services	46	51
Total revenue	1,337	1,075
Costs of revenue:
Subscription services	66	50
Financial technology solutions	831	683
Hardware and professional services	93	92
Amortization of acquired intangible assets	1	1
Total costs of revenue	991	826
Gross profit	346	249
Operating expenses:
Sales and marketing	133	107
Research and development	84	83
General and administrative	79	74
Restructuring expenses	7	41
Total operating expenses	303	305
Income (loss) from operations	43	(56)
Other income (expense):
Interest income, net	12	10
Change in fair value of warrant liability	3	(36)
Income (loss) before taxes	58	(82)
Income tax (expense) benefit	(2)	(1)
Net income (loss)	$56	$(83)
Net income (loss) per share attributable to common stockholders:
Basic	$0.10	$(0.15)
Diluted	$0.09	$(0.15)
Weighted-average shares used in computing net income (loss) per share:
Basic	575	547
Diluted	603	547

TOAST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except for number of shares and par value)

	March 31, 2025	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$1,005	$903
Marketable securities	484	514
Accounts receivable, net	118	115
Inventories, net	111	118
Other current assets	404	325
Total current assets	2,122	1,975
Property and equipment, net	93	98
Operating lease right-of-use assets	23	25
Intangible assets, net	19	20
Goodwill	113	113
Restricted cash	67	59
Other non-current assets	127	118
Total non-current assets	442	433
Total assets	$2,564	$2,408
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$48	$37
Deferred revenue	58	59
Accrued expenses and other current liabilities	738	715
Total current liabilities	844	811
Warrants to purchase common stock	19	22
Operating lease liabilities, non-current	22	24
Other long-term liabilities	6	6
Total liabilities	891	863
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, par value $0.000001 per share; 100 million shares authorized, no shares issued or outstanding	—	—
Common stock, par value $0.000001 per share : Class A - 7,000 million shares authorized; 496 million and 491 million shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively Class B - 700 million shares authorized; 81 million shares issued and outstanding as of both March 31, 2025 and December 31, 2024	—	—
Accumulated other comprehensive income (loss)	—	(1)
Additional paid-in capital	3,221	3,150
Accumulated deficit	(1,548)	(1,604)
Total stockholders’ equity	1,673	1,545
Total liabilities and stockholders’ equity	$2,564	$2,408

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited) (in millions)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$56	$(83)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	19	11
Stock-based compensation expense	60	66
Amortization of deferred contract acquisition costs	23	19
Change in fair value of warrant liability	(3)	36
Credit loss expense	22	15
Other non-cash items	—	(2)
Changes in operating assets and liabilities:
Accounts receivable, net	(9)	(22)
Other current assets	(12)	(19)
Deferred contract acquisition costs	(33)	(30)
Inventories, net	7	(2)
Accounts payable	10	16
Accrued expenses and other current liabilities	(56)	(37)
Deferred revenue	(1)	11
Other assets and liabilities	(4)	1
Net cash provided by (used in) operating activities	79	(20)
Cash flows from investing activities:
Capital expenditures	(10)	(13)
Purchases of marketable securities	(110)	(145)
Proceeds from the sale of marketable securities	40	18
Maturities of marketable securities	102	111
Net cash provided by (used in) investing activities	22	(29)
Cash flows from financing activities:
Change in customer funds obligations, net	64	49
Proceeds from issuance of common stock	26	28
Repurchases of Class A common stock	(17)	(4)
Net cash provided by financing activities	73	73
Net increase in cash, cash equivalents, cash held on behalf of customers and restricted cash	174	24
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	1,085	747
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$1,259	$771
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	$1,005	$578
Cash held on behalf of customers	187	136
Restricted cash	67	57
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$1,259	$771

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net income (loss), adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income (expense), net, income taxes and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as restructuring and restructuring-related expenses, acquisition expenses, fair value adjustments on warrant liabilities, gain on warrant extinguishment, expenses related to early termination of leases (which includes associated asset impairments) and stock-based charitable contribution expense, as applicable.

•Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit is defined as subscription services gross profit and financial technology solutions gross profit, adjusted to exclude stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Subscription Services Gross Profit is defined as subscription services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Financial Technology Solutions Gross Profit is defined as financial technology solutions gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Hardware and Professional Services Gross Profit is defined as hardware and professional services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Non-Payments Financial Technology Solutions Gross Profit is defined as financial technology gross profit excluding payments financial technology gross profit.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses related to early termination of leases (which includes associated asset impairments), and stock-based charitable contribution expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs (collectively referred to as capital expenditures).

Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast's financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across Toast Processing Locations in a given period. GPV is a key measure of the scale of Toast’s platform, which in turn drives our financial performance. As Toast customers generate more sales and therefore more GPV, Toast generally sees higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate ARR, Toast first calculates recurring run-rate on a monthly basis. Monthly Recurring Run-Rate, or MRR, is measured on the final day of each month as the sum of (i) Toast’s monthly billings of subscription services fees, which we refer to as the subscription component of MRR, and (ii) Toast’s in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which we refer to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered. The MRR calculation includes all locations on the Toast platform and locations on legacy solutions, which have a negligible impact on ARR.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. Toast believes this approach provides an indication of its scale, while also controlling for short-term fluctuations in payments volume. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with the Toast platform, pricing, competitive offerings, economic conditions, or overall changes in Toast’s customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect Toast’s revenue or gross profit determined in accordance with GAAP, and should be viewed independently of, and not combined with or substituted for, Toast’s revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of Toast’s future or expected results.

Locations

We define a live location, or Location, as a unique location that has used Toast Point of Sale to record transaction volumes above a minimum threshold, and has not been marked as a churned location as of the date of determination. A Location can use Toast payment services, which we refer to as a Toast Processing Location, or for select enterprise customers, not use Toast’s payment services, which we refer to as a Non-Toast Processing Location. Customers of legacy solutions provided by companies that we have acquired, that do not use Toast Point of Sale, are not included in our Location count.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended March 31,
(dollars in billions)	2025	2024	% Growth
Gross Payment Volume (GPV)	$42.2	$34.7	22%

	As of March 31,
(dollars in millions)	2025	2024	% Growth
Payments Annualized Recurring Run-Rate	$830	$634	31%
Subscription Annualized Recurring Run-Rate	883	671	32%
Total Annualized Recurring Run-Rate (ARR)	$1,713	$1,305	31%

Adjusted EBITDA	Three Months Ended March 31,
(dollars in millions)	2025	2024
Net income (loss)	$56	$(83)
Stock-based compensation expense and related payroll tax	64	62
Depreciation and amortization	19	10
Interest income, net	(12)	(10)
Change in fair value of warrant liability	(3)	36
Restructuring and restructuring-related expenses(1)	7	41
Income tax expense	2	1
Adjusted EBITDA	$133	$57
(1) Restructuring and restructuring-related expenses for the three months ended March 31, 2025 include $4 million of severance benefits and $3 million of stock-based compensation expense. Restructuring and restructuring-related expenses for the three months ended March 31, 2024 include $30 million of severance benefits, $10 million of stock-based compensation expense, and $1 million of accelerated depreciation related to facilities.

Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit (Non-GAAP)	Three Months Ended March 31,
(dollars in millions)	2025	2024
Gross profit (GAAP):
Subscription services	$143	$101
Financial technology solutions	251	190
Adjustments:
Stock-based compensation expense and related payroll tax	5	5
Depreciation and amortization	16	7
Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit (Non-GAAP)	$415	$303

Non-GAAP Costs of Revenue	Three Months Ended March 31,
(dollars in millions)	2025	2024
Costs of revenue	$991	$826
Stock-based compensation expense and related payroll tax	(11)	(11)
Depreciation and amortization	(17)	(8)
Non-GAAP costs of revenue	$963	$807

Non-GAAP Gross Profit	Three Months Ended March 31,
(dollars in millions)	2025	2024
Gross profit	$346	$249
Stock-based compensation expense and related payroll tax	11	11
Depreciation and amortization	17	8
Non-GAAP gross profit	$374	$268

Non-GAAP Subscription Services Gross Profit	Three Months Ended March 31,
(dollars in millions)	2025	2024
Subscription services gross profit	$143	$101
Stock-based compensation expense and related payroll tax	5	5
Depreciation and amortization	16	7
Non-GAAP subscription services gross profit	$164	$113

Non-GAAP Financial Technology Solutions Gross Profit	Three Months Ended March 31,
(dollars in millions)	2025	2024
Financial technology solutions gross profit	$251	$190
Stock-based compensation expense and related payroll tax	—	—
Depreciation and amortization	—	—
Non-GAAP financial technology solutions gross profit	$251	$190

Non-GAAP Hardware and Professional Services Gross Profit	Three Months Ended March 31,
(dollars in millions)	2025	2024
Hardware and professional services gross profit	$(47)	$(41)
Stock-based compensation expense and related payroll tax	6	6
Depreciation and amortization	—	—
Non-GAAP hardware and professional services gross profit	$(41)	$(35)

Non-GAAP Non-Payments Financial Technology Solutions Gross Profit	Three Months Ended March 31,
(dollars in millions)	2025	2024
Financial technology solutions gross profit	$251	$190
Payments financial technology solutions gross profit	(204)	(156)
Non-GAAP non-payments financial technology solutions gross profit	$47	$34

Non-GAAP Sales and Marketing Expenses	Three Months Ended March 31,
(dollars in millions)	2025	2024
Sales and marketing expenses	$133	$107
Stock-based compensation expense and related payroll tax	(16)	(13)
Depreciation and amortization	—	(1)
Non-GAAP sales and marketing expenses	$117	$93

Non-GAAP Research and Development Expenses	Three Months Ended March 31,
(dollars in millions)	2025	2024
Research and development expenses	$84	$83
Stock-based compensation expense and related payroll tax	(22)	(20)
Depreciation and amortization	(1)	(1)
Non-GAAP research and development expenses	$61	$62

Non-GAAP General and Administrative Expenses	Three Months Ended March 31,
(dollars in millions)	2025	2024
General and administrative expenses	$79	$74
Stock-based compensation expense and related payroll tax	(15)	(18)
Depreciation and amortization	(1)	—
Non-GAAP general and administrative expenses	$63	$56

Free Cash Flow	Three Months Ended March 31,
(dollars in millions)	2025	2024
Net cash provided by (used in) operating activities	$79	$(20)
Capital expenditures	(10)	(13)
Free cash flow	$69	$(33)

Sums may not equal totals due to rounding.

TOST-FIN

Source: Toast